UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2018

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On September 13, 2018, Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) completed the acquisition of eight of the properties in the Company’s previously announced acquisition of a portfolio of 14 properties from affiliates of Saban Real Estate LLC, an unaffiliated third party, pursuant to a purchase and sale agreement entered into on June 15, 2018.

The eight properties, consisting of an aggregate of 1,024,036 square feet, were acquired for a combined purchase price of $244 million and consist of the following properties:

Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the Department of Veterans Affairs (VA) and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 239,331-square foot building is 96% leased.

TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% leased to the General Services Administration (GSA) for the beneficial use of the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 Federal Bureau of Investigation (FBI) field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, Drug Enforcement Agency (DEA), SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,760-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single GSA lease.

ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

The Company expects to complete the acquisition of the remaining six properties in the portfolio by the end of 2018.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K (this “Current Report”) no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: September 19, 2018